Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation of our report dated December 11, 2003 on the financial statements of ADDvantage Technologies Group, Inc. as of September 30, 2003, and for the years ended September 30, 2003 and 2002, included in this Form 10-KSB Annual Report of ADDvantage Technologies Group, Inc. as of September 30, 2003, into ADDvantage Technologies Group Inc.'s previously filed Registration Statement on Form S-8 (File No. 333-110645).


Tullius Taylor Sartain & Sartain LLP


Tulsa, Oklahoma
December 29, 2003